Exhibit 8.1

April 16, 2020

Diamond S Shipping Inc.

33 Benedict Place

Greenwich, CT 06830

Re:	Diamond S Shipping Inc.

Ladies and Gentlemen:

We have acted as counsel to Diamond S Shipping Inc. (the “Company”), a Marshall Islands corporation, in connection with the Company’s registration statement on Form S-3, including the prospectus contained therein (File No. 333-           ) (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “Commission”) and as thereafter amended or supplemented, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of an aggregate of $500,000,000 of the Company’s securities, plus an aggregate of 15,122,738 common shares, par value $0.001 per share, of the Company that may be sold by the selling shareholders named therein.

In formulating our opinion, we have examined such documents as we have deemed appropriate, including the Registration Statement and the prospectus contained therein (the “Prospectus”). We have also obtained such additional information as we have deemed relevant and necessary from representatives of the Company.

Based on the facts as set forth in the Registration Statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”), which is incorporated by reference into the Registration Statement, and in particular, on the representations, covenants, assumptions, conditions and qualifications described in the Prospectus under “Description of Capital Stock – Marshall Islands Tax Considerations” and in the Annual Report under “Item 1. Business – Tax Considerations,” “Item 1A. Risk Factors – Risks Related to Our Business and Operations – Various tax rules may adversely impact our results of operations and financial position,” “Item 1A. Risk Factors – Risks Related to Our Business and Operations – U.S. tax authorities could treat us as a ‘passive foreign investment company,’ which could have adverse U.S. federal income tax consequences for U.S. shareholders” and “Item 1A. Risk Factors – Risks Related to Our Business and Operations – We may have to pay tax on U.S.-source shipping income, which would reduce our earnings,” we hereby confirm that the opinions of Seward & Kissel and the discussions of United States federal and Marshall Islands tax matters expressed in the Prospectus under “Description of Capital Stock – Marshall Islands Tax Considerations” and in the Annual Report under “Item 1. Business – Tax Considerations,” “Item 1A. Risk Factors – Risks Related to Our Business and Operations – Various tax rules may adversely impact our results of operations and financial position,” “Item 1A. Risk Factors – Risks Related to Our Business and Operations – U.S. tax authorities could treat us as a ‘passive foreign investment company,’ which could have adverse U.S. federal income tax consequences for U.S. shareholders,” and “Item 1A. Risk Factors – Risks Related to Our Business and Operations – We may have to pay tax on U.S.-source shipping income, which would reduce our earnings,” are our opinions and accurately state our views as to the tax matters discussed therein.

Diamond S Shipping Inc.

April 16, 2020

Our opinions are based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, which may be cited or used as precedents, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Annual Report.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us in the Registration Statement, including by reference to the Company’s Annual Report, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP